Exhibit 99.1
    NASDAQ: WASH

Media Contact: Sharon M. Walsh
SVP, Director of Marketing and Corporate Communications
Telephone: (401) 348-1286
E-mail: smwalsh@washtrust.com
Date: April 21, 2025
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2025 Results

WESTERLY, R.I., April 21, 2025 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (the “Corporation”) (Nasdaq: WASH), parent company of The Washington Trust Company (the “Bank”), today reported first quarter 2025 net income of $12.2 million, or $0.63 per diluted share.

In the first quarter of 2025, sales leaseback transactions were completed for five branch locations and a pre-tax net gain on the sale of the bank-owned properties totaling $7.0 million was recognized within noninterest income. Additionally, in connection with the termination of the Corporation's qualified pension plan, a pre-tax non-cash pension plan settlement charge of $6.4 million was recognized within noninterest expenses. Excluding the impact of these items, adjusted net income (non-GAAP) totaled $11.8 million, or $0.61 per diluted share, in the first quarter of 2025. In the fourth quarter of 2024, a net loss of $60.8 million, or a loss of $3.46 per diluted share, was recognized. Excluding the impact of the previously disclosed balance sheet repositioning sale transactions in the preceding quarter, adjusted net income (non-GAAP) was $10.4 million, or $0.59 per diluted share for the fourth quarter of 2024.

“Washington Trust’s first quarter results reflected our effective focus on our balance sheet, resulting in expansion of net interest margin and in-market deposit growth,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “In our 225th year, we remain steadfast in our commitment to our customers and the communities we serve.”

Other selected financial highlights for the first quarter 2025 include:
•The net interest margin was 2.29% in the first quarter, up by 34 basis points from the 1.95% reported in the preceding quarter, reflecting benefits from the balance sheet repositioning transactions.
•A provision for credit losses of $1.2 million was recognized for the first quarter, up by $200 thousand from the fourth quarter of 2024.
•Wealth management revenues in the first quarter decreased by 2% from the preceding quarter. End of period assets under administration ("AUA") totaled $6.8 billion, down by 4% from December 31, 2024.
•Mortgage banking revenues in the first quarter decreased by 19% from the preceding quarter, reflecting a lower volume of loans sold to the secondary market.
•Total loans amounted to $5.1 billion, down by 1% from December 31, 2024.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $5.0 billion, up by 4% from December 31, 2024.

Washington Trust
April 21, 2025
Net Interest Income
Net interest income was $36.4 million for the first quarter of 2025, up by $3.5 million, or 11%, from the fourth quarter of 2024. The net interest margin was 2.29% for the first quarter, an increase of 34 basis points from the preceding quarter. This improvement reflected benefits from the balance sheet repositioning transactions executed in the latter portion of the preceding quarter, which included the sale of lower-yielding securities and loans, reinvestment into higher-yielding securities, and pay-down of higher-cost wholesale funding. Linked quarter changes included:
•Average interest-earning assets decreased by $277 million, largely reflecting a decrease in loans, partially offset by an increase in average balance of deposits at correspondent banks. The yield on interest-earning assets for the first quarter was 4.98%, up by 15 basis points from the preceding quarter.
•Average interest-bearing liabilities decreased by $219 million, as in-market deposits increased by $167 million while wholesale funding balances decreased by $386 million. The cost of interest-bearing liabilities for the first quarter of 2025 was 3.19%, down by 22 basis points from the preceding quarter.

Noninterest Income
Noninterest income was $22.6 million for the first quarter of 2025, compared to a loss of $77.9 million in the fourth quarter of 2024. Adjusted noninterest income (non-GAAP) was $15.6 million for the first quarter, down by $394 thousand, or 2%, from the preceding quarter. Our two largest sources of noninterest income are discussed below:
•Wealth management revenues amounted to $9.9 million in the first quarter of 2025, down by $158 thousand, or 2%, from the preceding quarter, reflecting a decrease in asset-based revenues. The end of period AUA balance at March 31, 2025 amounted to $6.8 billion, down by $259 million, or 4%, from December 31, 2024.
•Mortgage banking revenues totaled $2.3 million for the first quarter of 2025, down by $544 thousand, or 19%, from the preceding quarter. Loans sold amounted to $75.5 million in the first quarter of 2025, down by $37.6 million, or 33%, from the fourth quarter of 2024.

Noninterest Expense
Noninterest expense totaled $42.2 million for the first quarter of 2025, up by $7.9 million, or 23%, from the fourth quarter of 2024. Adjusted noninterest expense (non-GAAP) was $35.8 million for the first quarter, up by $1.5 million, or 4%, from the preceding quarter. Salaries and employee benefits expense, our largest component of noninterest expense, amounted to $22.4 million, up by $547 thousand, or 3%, from the preceding quarter, which includes higher payroll taxes associated with the start of a new calendar year. The remaining increase in noninterest expense included higher net occupancy costs and modest changes across a variety of expense categories.

Income Tax
For the first quarter of 2025, income tax expense of $3.5 million was recognized, reflecting an effective tax rate of 22.3%. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2025 effective tax rate to be approximately 22.4%.

Investment Securities
The securities portfolio totaled $918 million at March 31, 2025, up by $1 million, or 0.1%, from December 31, 2024. An increase in the fair value of available for sale securities was essentially offset by routine pay-downs on mortgage-backed debt

Washington Trust
April 21, 2025
securities in the quarter. The securities portfolio represented 14% of total assets at March 31, 2025, compared to 13% of total assets at December 31, 2024.

Loans
Total loans amounted to $5.1 billion at March 31, 2025, down by $42 million, or 1%, from the end of the preceding quarter. These changes included:
•Commercial loans decreased by $28 million, or 1%, from December 31, 2024.
•Residential real estate loans decreased by $13 million, or 1%, from December 31, 2024.
•Consumer loans decreased by $1 million, or 0.3%, from December 31, 2024.

Deposits and Borrowings
Total deposits amounted to $5.0 billion at March 31, 2025, down by $75 million, or 1%, from the end of the preceding quarter.

In-market deposits, which exclude wholesale brokered deposits, amounted to $5.0 billion at March 31, 2025, up by $195 million, or 4%, from December 31, 2024, largely due to increases in high-rate savings account balances.

Wholesale brokered deposits amounted to $27 million and were down by $270 million, or 91%, from December 31, 2024. FHLB advances totaled $850 million at March 31, 2025, down by $275 million, or 24%, from December 31, 2024. These decreases reflected less need for wholesale funding and the use of net proceeds from the aforementioned balance sheet repositioning transactions.

As of March 31, 2025, contingent liquidity amounted to $1.8 billion and consisted of available cash, unencumbered securities, and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $21.6 million, or 0.42% of total loans, at March 31, 2025, compared to $23.3 million, or 0.45% of total loans, at December 31, 2024. The composition of nonaccrual loans at March 31, 2025 was 40% commercial and 60% residential and consumer.

Past due loans were $10.2 million, or 0.20% of total loans, at March 31, 2025, compared to $12.0 million, or 0.23% of total loans, at December 31, 2024. The composition of past due loans at March 31, 2025 was 11% commercial and 89% residential and consumer.

The allowance for credit losses ("ACL") on loans amounted to $41.1 million, or 0.81% of total loans, at March 31, 2025, compared to $42.0 million, or 0.82% of total loans, at December 31, 2024. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $1.2 million at March 31, 2025, compared to $1.4 million at December 31, 2024.

The provision for credit losses totaled $1.2 million in the first quarter of 2025, up by $200 thousand from the preceding quarter, including loss allocations on individually analyzed nonaccrual commercial loans and reflecting our estimate of forecasted economic conditions. Net charge-offs amounted to $2.3 million in the first quarter of 2025, compared to $1.9 million in the preceding quarter. The charge-offs recognized in both the first quarter of 2025 and fourth quarter of 2024 were concentrated in

Washington Trust
April 21, 2025
the commercial real estate office portfolio segment.

Capital and Dividends
Total shareholders' equity was $521.7 million at March 31, 2025, up by $22.0 million, or 4%, from December 31, 2024. Net income of $12.2 million and improvement of $20.0 million in the accumulated other comprehensive loss ("AOCL") component of shareholders' equity were partially offset by quarterly dividend declarations of $11.0 million. The improvement in AOCL included an increase in fair value of available for sale debt securities, as well as the effects of the remeasurement of the qualified pension plan upon settlement and the reclassification of the after-tax pension plan settlement charge to noninterest expenses.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended March 31, 2025. The dividend was paid on April 11, 2025 to shareholders of record on April 1, 2025.

Capital levels at March 31, 2025 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.13% at March 31, 2025, compared to 12.47% at December 31, 2024. Book value per share was $27.06 at March 31, 2025, compared to $25.93 at December 31, 2024.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights, and outlook on Monday, April 21, 2025 at 10:00 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 572620. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 256173. The audio replay will be available through May 5, 2025. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through June 30, 2025.

Washington Trust
April 21, 2025
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions (including the impact of recently imposed tariffs by the U.S. Administration and foreign governments, inflation and concerns about liquidity) on a national basis and in the local markets in which we operate;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in customer behavior due to political, business and economic conditions;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in, and evolving interpretations of, existing and future laws, rules and regulations;
•changes in accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•regulatory, litigation and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, such as adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net income, adjusted net income available to common shareholders, adjusted diluted earnings per common share, adjusted return on average assets, adjusted return on average equity, and adjusted efficiency ratio, as well as measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Assets:
Cash and due from banks	$33,394	$21,534	$33,694	$28,211	$52,544
Interest-earning deposits with correspondent banks	82,804	88,368	173,277	75,666	49,592
Short-term investments	4,041	3,987	3,772	3,654	3,452
Mortgage loans held for sale, at fair value	21,953	21,708	20,864	26,116	25,462
Mortgage loans held for sale, at lower of cost or market	—	281,706	—	—	—
Premises and equipment held for sale, lower of cost or market	—	4,788	—	—	—
Available for sale debt securities, at fair value	917,545	916,305	973,266	951,828	970,060
Federal Home Loan Bank stock, at cost	38,899	49,817	57,439	66,166	55,512
Loans:
Total loans	5,096,210	5,137,838	5,514,870	5,629,102	5,685,232
Less: allowance for credit losses on loans	41,056	41,960	42,630	42,378	41,905
Net loans	5,055,154	5,095,878	5,472,240	5,586,724	5,643,327
Premises and equipment, net	26,068	26,873	32,145	31,866	31,914
Operating lease right-of-use assets	36,048	26,943	27,612	28,387	29,216
Investment in bank-owned life insurance	107,546	106,777	105,998	105,228	104,475
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,682	2,885	3,089	3,295	3,503
Other assets	195,972	219,169	174,266	213,310	216,158
Total assets	$6,586,015	$6,930,647	$7,141,571	$7,184,360	$7,249,124
Liabilities:
Deposits:
Noninterest-bearing deposits	$625,590	$661,776	$665,706	$645,661	$648,929
Interest-bearing deposits	4,414,991	4,454,024	4,506,184	4,330,465	4,698,964
Total deposits	5,040,581	5,115,800	5,171,890	4,976,126	5,347,893
Federal Home Loan Bank advances	850,000	1,125,000	1,300,000	1,550,000	1,240,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	38,716	29,578	30,237	31,012	31,837
Other liabilities	112,357	137,860	114,534	133,584	139,793
Total liabilities	6,064,335	6,430,919	6,639,342	6,713,403	6,782,204
Shareholders’ Equity:
Common stock	1,223	1,223	1,085	1,085	1,085
Paid-in capital	197,570	196,947	126,698	125,898	126,785
Retained earnings	435,233	434,014	505,654	504,350	503,175
Accumulated other comprehensive loss	(99,179)	(119,171)	(117,158)	(146,326)	(148,913)
Treasury stock, at cost	(13,167)	(13,285)	(14,050)	(14,050)	(15,212)
Total shareholders’ equity	521,680	499,728	502,229	470,957	466,920
Total liabilities and shareholders’ equity	$6,586,015	$6,930,647	$7,141,571	$7,184,360	$7,249,124

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
		For the Three Months Ended
		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	Interest income:
	Interest and fees on loans	$66,656	$71,432	$75,989	$76,240	$75,636
	Interest on mortgage loans held for sale	958	762	366	392	255
	Taxable interest on debt securities	8,827	7,015	6,795	6,944	7,096
	Nontaxable interest on debt securities	7	8	—	—	—
	Dividends on Federal Home Loan Bank stock	1,022	1,312	1,262	1,124	1,073
	Other interest income	1,993	1,310	3,174	1,297	1,196
	Total interest and dividend income	79,463	81,839	87,586	85,997	85,256
	Interest expense:
	Deposits	31,748	34,135	37,203	36,713	38,047
	Federal Home Loan Bank advances	10,946	14,388	17,717	17,296	15,138
	Junior subordinated debentures	347	380	404	403	406
	Total interest expense	43,041	48,903	55,324	54,412	53,591
	Net interest income	36,422	32,936	32,262	31,585	31,665
	Provision for credit losses	1,200	1,000	200	500	700
	Net interest income after provision for credit losses	35,222	31,936	32,062	31,085	30,965
	Noninterest income (loss):
	Wealth management revenues	9,891	10,049	9,989	9,678	9,338
	Mortgage banking revenues	2,304	2,848	2,866	2,761	2,506
	Card interchange fees	1,509	1,255	1,321	1,275	1,145
	Service charges on deposit accounts	744	794	784	769	685
	Loan related derivative income	101	8	126	49	284
	Income from bank-owned life insurance	769	779	770	753	739
	Realized losses on securities, net	—	(31,047)	—	—	—
	Losses on sale of portfolio loans, net	—	(62,888)	—	—	—
	Gain on sale of bank-owned properties, net	6,994	—	—	988	—
	Other income	331	310	416	387	2,466
	Total noninterest income (loss)	22,643	(77,892)	16,272	16,660	17,163
	Noninterest expense:
	Salaries and employee benefits	22,422	21,875	21,350	21,260	21,775
	Outsourced services	4,346	4,197	4,185	4,096	3,780
	Net occupancy	2,741	2,428	2,399	2,397	2,561
	Equipment	891	936	924	958	1,020
	Legal, audit, and professional fees	750	845	836	741	706
	FDIC deposit insurance costs	1,262	1,266	1,402	1,404	1,441
	Advertising and promotion	410	560	857	661	548
	Amortization of intangibles	204	204	206	208	208
	Pension plan settlement charge	6,436	—	—	—	—
	Other expenses	2,734	1,981	2,345	2,185	2,324
	Total noninterest expense	42,196	34,292	34,504	33,910	34,363
	Income (loss) before income taxes	15,669	(80,248)	13,830	13,835	13,765
	Income tax expense (benefit)	3,490	(19,457)	2,849	3,020	2,829
Net income (loss)		$12,179	($60,791)	$10,981	$10,815	$10,936

	Net income (loss) available to common shareholders	$12,179	($60,776)	$10,973	$10,807	$10,924
	Weighted average common shares outstanding - basic	19,276	17,452	17,058	17,052	17,033
	Weighted average common shares outstanding - diluted	19,370	17,565	17,140	17,110	17,074
Per share information:	Basic earnings per common share	$0.63	($3.48)	$0.64	$0.63	$0.64
	Diluted earnings per common share	$0.63	($3.46)	$0.64	$0.63	$0.64
	Cash dividends declared	$0.56	$0.56	$0.56	$0.56	$0.56

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Share and Equity Related Data:
Book value per share	$27.06	$25.93	$29.44	$27.61	$27.41
Tangible book value per share (non-GAAP) (1)	$23.61	$22.46	$25.51	$23.67	$23.45
Market value per share	$30.86	$31.35	$32.21	$27.41	$26.88
Shares issued at end of period	19,562	19,562	17,363	17,363	17,363
Shares outstanding at end of period	19,276	19,274	17,058	17,058	17,033

Capital Ratios (2):
Tier 1 risk-based capital	12.23%	11.64%	11.39%	11.01%	10.84%
Total risk-based capital	13.13%	12.47%	12.21%	11.81%	11.62%
Tier 1 leverage ratio	8.45%	8.13%	7.85%	7.82%	7.81%
Common equity tier 1	11.76%	11.20%	10.95%	10.59%	10.42%

Balance Sheet Ratios:
Equity to assets	7.92%	7.21%	7.03%	6.56%	6.44%
Tangible equity to tangible assets (non-GAAP) (1)	6.98%	6.31%	6.15%	5.67%	5.56%
Loans to deposits (3)	100.7%	105.5%	106.2%	112.8%	106.0%

	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Performance Ratios (4):
Net interest margin (5)	2.29%	1.95%	1.85%	1.83%	1.84%
Return on average assets (6)	0.73%	(3.45%)	0.60%	0.60%	0.61%
Adjusted return on average assets (non-GAAP) (1)	0.71%	0.59%	0.60%	0.56%	0.52%
Return on average tangible assets (non-GAAP) (1)	0.71%	0.60%	0.61%	0.57%	0.53%
Return on average equity (7)	9.63%	(48.25%)	8.99%	9.43%	9.33%
Adjusted return on average equity (non-GAAP) (1)	9.30%	8.29%	8.99%	8.79%	7.99%
Return on average tangible equity (non-GAAP) (1)	10.69%	9.57%	10.43%	10.29%	9.32%
Efficiency ratio (8)	71.4%	(76.3%)	71.1%	70.3%	70.4%
Adjusted efficiency ratio (non-GAAP) (1)	68.7%	70.0%	71.1%	71.8%	73.5%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for March 31, 2025 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Net income divided by average assets.
(7)Net income available for common shareholders divided by average equity.
(8)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,769	$9,910	$9,770	$9,239	$9,089
Transaction-based revenues	122	139	219	439	249
Total wealth management revenues	$9,891	$10,049	$9,989	$9,678	$9,338

Assets Under Administration (AUA):
Balance at beginning of period	$7,077,802	$7,052,408	$6,803,491	$6,858,322	$6,588,406
Net investment (depreciation) appreciation & income	(148,748)	57,706	372,027	108,529	364,244
Net client asset outflows	(110,664)	(32,312)	(123,110)	(163,360)	(94,328)
Balance at end of period	$6,818,390	$7,077,802	$7,052,408	$6,803,491	$6,858,322

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$1,575	$2,493	$2,492	$2,205	$1,586
Changes in fair value, net (2)	133	(317)	(28)	20	324
Loan servicing fee income, net (3)	596	672	402	536	596
Total mortgage banking revenues	$2,304	$2,848	$2,866	$2,761	$2,506

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$27,662	$15,155	$26,317	$26,520	$24,474
Originations for sale to secondary market (5)	75,519	114,137	115,117	110,728	78,098
Total mortgage loan originations	$103,181	$129,292	$141,434	$137,248	$102,572

Percentage of originations for sale to total mortgage loan originations	73%	88%	81%	81%	76%

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$16,819	$62,410	$17,881	$24,570	$24,057
Sold with servicing rights released (5)	58,680	50,697	102,457	85,482	48,587
Total mortgage loans sold	$75,499	$113,107	$120,338	$110,052	$72,644
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Loans:
Commercial real estate (1)	$2,134,107	$2,154,504	$2,102,091	$2,191,996	$2,158,518
Commercial & industrial	535,030	542,474	566,279	558,075	613,376
Total commercial	2,669,137	2,696,978	2,668,370	2,750,071	2,771,894

Residential real estate (2)	2,113,307	2,126,171	2,529,397	2,558,533	2,585,524

Home equity	296,563	297,119	299,379	302,027	309,302
Other	17,203	17,570	17,724	18,471	18,512
Total consumer	313,766	314,689	317,103	320,498	327,814
Total loans	$5,096,210	$5,137,838	$5,514,870	$5,629,102	$5,685,232
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	March 31, 2025		December 31, 2024
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$840,620	39%	$839,079	39%
Massachusetts	633,123	30	663,026	31
Rhode Island	439,382	21	434,244	20
Subtotal	1,913,125	90	1,936,349	90
All other states	220,982	10	218,155	10
Total commercial real estate loans	$2,134,107	100%	$2,154,504	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,508,640	71%	$1,530,847	72%
Rhode Island	455,372	22	443,237	21
Connecticut	126,336	6	128,933	6
Subtotal	2,090,348	99	2,103,017	99
All other states	22,959	1	23,154	1
Total residential real estate loans	$2,113,307	100%	$2,126,171	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	March 31, 2025		December 31, 2024
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family	$580,191	27%	$567,243	26%
Retail	422,039	20	433,146	20
Industrial and warehouse	361,910	17	358,425	17
Office	275,787	13	289,853	13
Hospitality	221,921	10	213,585	10
Healthcare Facility	191,546	9	205,858	10
Mixed-use	22,281	1	29,023	1
Other	58,432	3	57,371	3
Total commercial real estate loans	$2,134,107	100%	$2,154,504	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$120,963	23%	$126,547	23%
Real estate rental and leasing	61,208	11	63,992	12
Transportation and warehousing	53,849	10	55,784	10
Retail trade	52,928	10	41,132	8
Educational services	49,432	9	47,092	9
Manufacturing	22,741	4	32,140	6
Information	22,088	4	22,265	4
Finance and insurance	19,735	4	26,557	5
Arts, entertainment, and recreation	19,600	4	19,861	4
Accommodation and food services	14,958	3	12,368	2
Professional, scientific, and technical services	11,043	2	10,845	2
Public administration	2,152	—	2,186	—
Other	84,333	16	81,705	15
Total commercial & industrial loans	$535,030	100%	$542,474	100%

			Weighted Average		Asset Quality
	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Non-Owner Occupied Commercial Real Estate Office (inclusive of Construction):
Class A	$102,953	$9,436	58%	1.76x	$96,714	$—	$6,239	$—
Class B	76,848	4,072	57%	1.53x	69,243	—	7,605	7,605
Class C	14,887	1,861	54%	1.57x	12,670	2,217	—	—
Medical Office	53,334	7,619	69%	1.39x	53,334	—	—	—
Lab Space	27,765	23,473	91%	0.81x	—	6,319	21,446	—
Total office at March 31, 2025 (1)	$275,787	$6,305	65%	1.48x	$231,961	$8,536	$35,290	$7,605
Total office at December 31, 2024	$289,853	$6,566	65%	1.51x	$244,223	$8,353	$37,277	$10,053
Total office linked quarter change	($14,066)	($261)	—%	(0.03x)	($12,262)	$183	($1,987)	($2,448)
(1)Approximately 67% of the total commercial real estate office balance of $276 million is secured by income producing properties located in suburban areas. Additionally, approximately 50% of the total commercial real estate office balance is scheduled to mature before March 31, 2027.
(2)Balance of commercial real estate office consists of 47 loans as of March 31, 2025.
(3)Does not include $20.5 million of unfunded commitments as of March 31, 2025.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Deposits:
Noninterest-bearing demand deposits	$625,590	$661,776	$665,706	$645,661	$648,929
Interest-bearing demand deposits (in-market)	654,599	592,904	596,319	532,316	536,923
NOW accounts	686,666	692,812	685,531	722,797	735,617
Money market accounts	1,202,703	1,154,745	1,146,426	1,086,088	1,111,510
Savings accounts	630,413	523,915	490,285	485,208	484,678
Time deposits (in-market) (1)	1,213,382	1,192,110	1,207,626	1,164,839	1,156,516
In-market deposits	5,013,353	4,818,262	4,791,893	4,636,909	4,674,173
Wholesale brokered time deposits	27,228	297,538	379,997	339,217	673,720
Total deposits	$5,040,581	$5,115,800	$5,171,890	$4,976,126	$5,347,893
(1)    As of March 31, 2025, in-market deposits were approximately 60% retail and 40% commercial and the average size was approximately $38 thousand.

	March 31, 2025		December 31, 2024
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,378,312	27%	$1,363,689	27%
Less: affiliate deposits (2)	96,644	2	94,740	2
Uninsured deposits, excluding affiliate deposits	1,281,668	25	1,268,949	25
Less: fully-collateralized preferred deposits (3)	195,771	3	197,638	4
Uninsured deposits, after exclusions	$1,085,897	22%	$1,071,311	21%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Mar 31, 2025	Dec 31, 2024
Contingent Liquidity:
Federal Home Loan Bank of Boston	$1,047,209	$752,951
Federal Reserve Bank of Boston	113,746	70,286
Available cash liquidity (1)	43,350	36,647
Unencumbered securities	548,483	597,771
Total	$1,752,788	$1,457,655

Percentage of total contingent liquidity to uninsured deposits	127.2%	106.9%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	161.4%	136.1%
(1)    Available cash liquidity excludes amounts restricted for collateral purposes and designated for operating needs.

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Asset Quality Ratios:
Nonperforming assets to total assets	0.33%	0.34%	0.44%	0.43%	0.43%
Nonaccrual loans to total loans	0.42%	0.45%	0.56%	0.54%	0.54%
Total past due loans to total loans	0.20%	0.23%	0.37%	0.21%	0.18%
Allowance for credit losses on loans to nonaccrual loans	189.85%	180.03%	136.89%	139.04%	136.45%
Allowance for credit losses on loans to total loans	0.81%	0.82%	0.77%	0.75%	0.74%

Nonperforming Assets:
Commercial real estate	$7,605	$10,053	$18,259	$18,390	$18,729
Commercial & industrial	1,140	515	616	642	668
Total commercial	8,745	10,568	18,875	19,032	19,397
Residential real estate	11,102	10,767	10,517	9,744	9,722
Home equity	1,779	1,972	1,750	1,703	1,591
Other consumer	—	—	—	—	—
Total consumer	1,779	1,972	1,750	1,703	1,591
Total nonaccrual loans	21,626	23,307	31,142	30,479	30,710
Other real estate owned	—	—	—	683	683
Total nonperforming assets	$21,626	$23,307	$31,142	$31,162	$31,393

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$10,476	$—	$—
Commercial & industrial	1,146	900	3	2	270
Total commercial	1,146	900	10,479	2	270
Residential real estate	6,439	7,741	6,947	8,534	6,858
Home equity	2,578	2,947	2,800	3,324	2,879
Other consumer	32	394	75	20	32
Total consumer	2,610	3,341	2,875	3,344	2,911
Total past due loans	$10,195	$11,982	$20,301	$11,880	$10,039

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$7,534	$6,447	$18,119	$8,409	$5,111

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Nonaccrual Loan Activity:
Balance at beginning of period	$23,307	$31,142	$30,479	$30,710	$44,618
Additions to nonaccrual status	2,142	5,417	1,880	556	431
Loans returned to accruing status	(4)	(9)	(268)	(369)	(13,764)
Loans charged-off	(2,522)	(2,231)	(59)	(53)	(70)
Loans transferred to other real estate owned	—	—	—	—	—
Payments, payoffs, and other changes	(1,297)	(11,012)	(890)	(365)	(505)
Balance at end of period	$21,626	$23,307	$31,142	$30,479	$30,710

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,960	$42,630	$42,378	$41,905	$41,057
Provision for credit losses on loans (1)	1,400	1,200	300	500	900
Charge-offs	(2,522)	(2,231)	(59)	(53)	(70)
Recoveries	218	361	11	26	18
Balance at end of period	$41,056	$41,960	$42,630	$42,378	$41,905

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,440	$1,640	$1,740	$1,740	$1,940
Provision for credit losses on unfunded commitments (1)	(200)	(200)	(100)	—	(200)
Balance at end of period (2)	$1,240	$1,440	$1,640	$1,740	$1,740
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$2,250	$1,961	$—	$—	$—
Commercial & industrial	3	181	2	4	(1)
Total commercial	2,253	2,142	2	4	(1)
Residential real estate	—	(160)	—	—	—
Home equity	(1)	(189)	(1)	(6)	(1)
Other consumer	52	77	47	29	54
Total consumer	51	(112)	46	23	53
Total	$2,304	$1,870	$48	$27	$52

Net charge-offs to average loans - annualized	0.18%	0.14%	—%	—%	—%

The following table presents daily average balance, interest, and yield/rate information, as well as net interest margin on an FTE basis. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities, changes in fair value on mortgage loans held for sale, and basis adjustments associated with fair value hedges are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	March 31, 2025			December 31, 2024			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$185,724	$1,993	4.35%	$110,327	$1,310	4.72%	$75,397	$683	(0.37%)
Mortgage loans held for sale	105,253	958	3.69	75,731	762	4.00	29,522	196	(0.31)
Taxable debt securities	1,042,687	8,827	3.43	1,087,076	7,016	2.57	(44,389)	1,811	0.86
Nontaxable debt securities	650	8	4.99	650	8	4.90	—	—	0.09
Total securities	1,043,337	8,835	3.43	1,087,726	7,024	2.57	(44,389)	1,811	0.86
FHLB stock	43,491	1,022	9.53	52,508	1,312	9.94	(9,017)	(290)	(0.41)
Commercial real estate	2,138,301	30,354	5.76	2,130,040	31,878	5.95	8,261	(1,524)	(0.19)
Commercial & industrial	538,083	7,874	5.93	548,871	8,528	6.18	(10,788)	(654)	(0.25)
Total commercial	2,676,384	38,228	5.79	2,678,911	40,406	6.00	(2,527)	(2,178)	(0.21)
Residential real estate	2,120,452	23,354	4.47	2,446,905	25,681	4.18	(326,453)	(2,327)	0.29
Home equity	296,735	5,061	6.92	295,879	5,366	7.21	856	(305)	(0.29)
Other	17,349	217	5.07	17,534	217	4.92	(185)	—	0.15
Total consumer	314,084	5,278	6.82	313,413	5,583	7.09	671	(305)	(0.27)
Total loans	5,110,920	66,860	5.31	5,439,229	71,670	5.24	(328,309)	(4,810)	0.07
Total interest-earning assets	6,488,725	79,668	4.98	6,765,521	82,078	4.83	(276,796)	(2,410)	0.15
Noninterest-earning assets	276,332			246,318			30,014
Total assets	$6,765,057			$7,011,839			($246,782)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$628,490	$5,876	3.79%	$602,737	$6,098	4.02%	$25,753	($222)	(0.23%)
NOW accounts	679,138	343	0.20	680,763	404	0.24	(1,625)	(61)	(0.04)
Money market accounts	1,232,042	10,028	3.30	1,160,962	10,139	3.47	71,080	(111)	(0.17)
Savings accounts	564,002	1,851	1.33	502,910	1,164	0.92	61,092	687	0.41
Time deposits (in-market)	1,204,779	11,304	3.81	1,193,733	11,840	3.95	11,046	(536)	(0.14)
Interest-bearing in-market deposits	4,308,451	29,402	2.77	4,141,105	29,645	2.85	167,346	(243)	(0.08)
Wholesale brokered time deposits	188,386	2,346	5.05	345,668	4,490	5.17	(157,282)	(2,144)	(0.12)
Total interest-bearing deposits	4,496,837	31,748	2.86	4,486,773	34,135	3.03	10,064	(2,387)	(0.17)
FHLB advances	959,889	10,946	4.62	1,188,804	14,388	4.81	(228,915)	(3,442)	(0.19)
Junior subordinated debentures	22,681	347	6.20	22,681	380	6.67	—	(33)	(0.47)
Total interest-bearing liabilities	5,479,407	43,041	3.19	5,698,258	48,903	3.41	(218,851)	(5,862)	(0.22)
Noninterest-bearing demand deposits	620,849			668,138			(47,289)
Other liabilities	151,753			144,344			7,409
Shareholders' equity	513,048			501,099			11,949
Total liabilities and shareholders' equity	$6,765,057			$7,011,839			($246,782)
Net interest income (FTE)		$36,627			$33,175			$3,452
Interest rate spread			1.79%			1.42%			0.37%
Net interest margin			2.29%			1.95%			0.34%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2025	Dec 31, 2024	Change
Commercial loans	$206	$234	($28)
Nontaxable debt securities	1	1	—
Total	$207	$235	($28)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net income, and adjusted net income available to common shareholders:

	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Adjusted Noninterest Income:
Noninterest income (loss), as reported	$22,643	($77,892)	$16,272	$16,660	$17,163
Less adjustments:
Realized losses on securities, net	—	(31,047)	—	—	—
Losses on sale of portfolio loans, net	—	(62,888)	—	—	—
Gain on sale of bank-owned properties, net	6,994	—	—	988	—
Litigation settlement income	—	—	—	—	2,100
Total adjustments, pre-tax	6,994	(93,935)	—	988	2,100
Adjusted noninterest income (non-GAAP)	$15,649	$16,043	$16,272	$15,672	$15,063

Adjusted Noninterest Expense:
Noninterest expense, as reported	$42,196	$34,292	$34,504	$33,910	$34,363
Less adjustments:
Pension plan settlement charge	6,436	—	—	—	—
Total adjustments, pre-tax	6,436	—	—	—	—
Adjusted noninterest expense (non-GAAP)	$35,760	$34,292	$34,504	$33,910	$34,363

Adjusted Income Before Income Taxes:
Income (loss) before income taxes	$15,669	($80,248)	$13,830	$13,835	$13,765
Less: total adjustments, pre-tax	558	(93,935)	—	988	2,100
Adjusted income before income taxes (non-GAAP)	$15,111	$13,687	$13,830	$12,847	$11,665

Adjusted Income Tax Expense:
Income tax expense (benefit), as reported	$3,490	($19,457)	$2,849	$3,020	$2,829
Less: tax on total adjustments	141	(22,699)	—	249	530
Adjusted income tax expense (non-GAAP)	$3,349	$3,242	$2,849	$2,771	$2,299

Adjusted Effective Tax Rate:
Effective tax rate (1)	22.3%	24.2%	20.6%	21.8%	20.6%
Less: impact of total adjustments	0.1	0.5	—	0.2	0.9
Adjusted effective tax rate (non-GAAP) (2)	22.2%	23.7%	20.6%	21.6%	19.7%

Adjusted Net Income:
Net income (loss), as reported	$12,179	($60,791)	$10,981	$10,815	$10,936
Less: total adjustments, after-tax	417	(71,236)	—	739	1,570
Adjusted net income (non-GAAP)	$11,762	$10,445	$10,981	$10,076	$9,366

Adjusted Net Income Available to Common Shareholders:
Net income (loss) available to common shareholders, as reported	$12,179	($60,776)	$10,973	$10,807	$10,924
Less: total adjustments available to common shareholders, after-tax	417	(71,221)	—	738	1,568
Adjusted net income available to common shareholders (non-GAAP)	$11,762	$10,445	$10,973	$10,069	$9,356
(1)Calculated as income tax expense (benefit) divided by income (loss) before income taxes.
(2)Calculated as income tax expense (benefit), adjusted for the tax impact of the adjustments as outlined in the table above, divided by income (loss) before income taxes, adjusted for the pre-tax impact of the adjustments as outlined in the table above.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted diluted earnings per common share and adjusted efficiency ratio:
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Adjusted Diluted Earnings per Common Share:
Diluted earnings (loss) per common share, as reported (1)	$0.63	($3.46)	$0.64	$0.63	$0.64
Less: impact of total adjustments	0.02	(4.05)	—	0.04	0.09
Adjusted diluted earnings per common share (non-GAAP) (2)	$0.61	$0.59	$0.64	$0.59	$0.55

Adjusted Efficiency Ratio:
Efficiency ratio, as reported (3)	71.4%	(76.3%)	71.1%	70.3%	70.4%
Less: impact of total adjustments	2.7	(146.3)	—	(1.5)	(3.1)
Adjusted efficiency ratio (non-GAAP) (4)	68.7%	70.0%	71.1%	71.8%	73.5%
(1)Net income (loss) available to common shareholders divided by weighted average diluted common and potential shares outstanding.
(2)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by weighted average diluted common and potential shares outstanding.
(3)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).
(4)Total noninterest expense as percentage of total revenues (net interest income and noninterest income), each adjusted for the pre-tax impact of adjustments as outlined in the table above.

The following table presents adjusted return on average assets and return on average tangible assets:
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Adjusted Return on Average Assets:
Net income (loss), as reported	$12,179	($60,791)	$10,981	$10,815	$10,936
Less: total adjustments, after-tax	417	(71,236)	—	739	1,570
Adjusted net income (non-GAAP)	11,762	10,445	10,981	10,076	9,366

Total average assets, as reported	6,765,057	7,011,839	7,254,566	7,227,478	7,231,835

Return on average assets (1)	0.73%	(3.45%)	0.60%	0.60%	0.61%
Adjusted return on average assets (non-GAAP) (2)	0.71%	0.59%	0.60%	0.56%	0.52%

Return on Average Tangible Assets:
Adjusted net income (non-GAAP)	$11,762	$10,445	$10,981	$10,076	$9,366

Total average assets, as reported	6,765,057	7,011,839	7,254,566	7,227,478	7,231,835
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,781	2,984	3,189	3,397	3,604
Total average tangible assets	6,698,367	6,944,946	7,187,468	7,160,172	7,164,322

Return on average assets	0.73%	(3.45%)	0.60%	0.60%	0.61%
Return on average tangible assets (non-GAAP) (3)	0.71%	0.60%	0.61%	0.57%	0.53%
(1)Net income (income) loss divided by total average assets.
(2)Net income (loss), adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average assets.
(3)Net income (loss), adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible assets.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted return on average equity and return on average tangible equity:
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Adjusted Return on Average Equity:
Net income (loss) available to common shareholders, as reported	$12,179	($60,776)	$10,973	$10,807	$10,924
Less: total adjustments, after-tax	417	(71,221)	—	738	1,568
Adjusted net income available to common shareholders (non-GAAP)	11,762	10,445	10,973	10,069	9,356

Total average equity, as reported	513,048	501,099	485,654	460,959	471,096

Return on average equity (1)	9.63%	(48.25%)	8.99%	9.43%	9.33%
Adjusted return on average equity (non-GAAP) (2)	9.30%	8.29%	8.99%	8.79%	7.99%

Return on Average Tangible Equity:
Adjusted net income available to common shareholders (non-GAAP)	$11,762	$10,445	$10,973	$10,069	$9,356

Total average equity, as reported	513,048	501,099	485,654	460,959	471,096
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,781	2,984	3,189	3,397	3,604
Total average tangible equity (non-GAAP)	446,358	434,206	418,556	393,653	403,583

Return on average equity	9.63%	(48.25%)	8.99%	9.43%	9.33%
Return on average tangible equity (non-GAAP) (3)	10.69%	9.57%	10.43%	10.29%	9.32%
(1)Net income (loss) available to common shareholders divided by total average equity.
(2)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average equity.
(3)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible equity.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents tangible book value per share and the ratio of tangible equity to tangible assets:
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Tangible Book Value per Share:
Total shareholders' equity, as reported	$521,680	$499,728	$502,229	$470,957	$466,920
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,682	2,885	3,089	3,295	3,503
Total tangible shareholders' equity (non-GAAP)	455,089	432,934	435,231	403,753	399,508

Shares outstanding, as reported	19,276	19,274	17,058	17,058	17,033

Book value per share	$27.06	$25.93	$29.44	$27.61	$27.41
Tangible book value per share (non-GAAP)	$23.61	$22.46	$25.51	$23.67	$23.45

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$455,089	$432,934	$435,231	$403,753	$399,508

Total assets, as reported	6,586,015	6,930,647	7,141,571	7,184,360	7,249,124
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,682	2,885	3,089	3,295	3,503
Total tangible assets (non-GAAP)	6,519,424	6,863,853	7,074,573	7,117,156	7,181,712

Equity to assets	7.92%	7.21%	7.03%	6.56%	6.44%
Tangible equity to tangible assets (non-GAAP)	6.98%	6.31%	6.15%	5.67%	5.56%